Exhibit 3.4

FORM NO. 2

[BERMUDA CREST LOGO]

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

INGERSOLL-RAND COMPANY LIMITED

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (YES/NO)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

James M. MacDonald	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One
John C.R. Collis	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One
Anthony D. Whaley	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an EXEMPTED Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:

N/A

5.	The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.00.

6.	The objects for which the Company is formed and incorporated are—

(a) to carry on business as a holding company and to acquire and hold shares, stocks, debentures, debenture stock, interests, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation, partnership or other entity, or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, debenture stock, interests, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company’s investments for the time being;

(b) to acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, acquisition, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

(c) to co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of any company or companies now or hereafter incorporated, organised, or acquired which may be or may become a Group Company (which expression, in this and the next following paragraphs means a company, corporation, partnership or other entity, wherever incorporated or formed, which is or becomes a holding company, corporation, partnership or entity or a subsidiary of, or affiliated with, the Company or any company, corporation, partnership or other entity now or hereafter incorporated or formed or acquired which is considered to be within the same “group” as the Company as such term is referred to in the Investment Business Act 1998). A company, corporation, partnership or other entity shall be deemed to be a subsidiary of the Company if it is controlled, directly or indirectly, by the Company. A company, corporation, partnership or other entity shall be deemed to be a holding company of the Company if that other company, corporation, partnership or entity is its subsidiary. A company, corporation, partnership or other entity shall be deemed to be affiliated with another company, corporation, partnership or entity only if one of them is the subsidiary of the other or both are subsidiaries of the same company, corporation, partnership or entity or each of them is controlled by the same person;

(d) to provide financing and financial investment, management and advisory services to any Group Company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company by such bank; provided that the Company shall not be deemed to have the power to act as executor or administrator, or as trustee, except in connection with the issue of bonds and debentures by the Company or any Group Company or in connection with a pension scheme for the benefit of employees or former employees of the Company or a Group Company or their respective predecessors, or the dependents or connections of such employees or former employees;

(e) the packaging of goods of all kinds;

(f) the designing and manufacturing of goods and the buying, selling, offering, providing and dealing in goods and services of all kinds, including security and safety, climate control, industrial productivity and infrastructure products and services;

(g) buying, selling and dealing in goods of all kinds;

(h) mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

(i) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(j) scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

2

(k) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(l) ships and aircraft owners, managers, operators, agents, builders and repairers;

(m) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(n) travel agents, freight contractors and forwarding agents;

(o) dock owners, wharfingers, warehousemen;

(p) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(q) all forms of engineering;

(r) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

(s) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, sales and marketing intangibles, trade secrets, designs and the like;

17. buying, selling, hiring, letting and dealing in conveyances of any sort;

18. employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

19. to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

20. to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7.	Powers of the Company

1. The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

2. The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ ANTHONY D. WHALEY	/s/ TIFFANIE PILCHER
Anthony D. Whaley	Tiffanie Pilcher

/s/ JAMES M. MACDONALD	/s/ TIFFANIE PILCHER
James M. MacDonald	Tiffanie Pilcher

/s/ JOHN C. R. COLLIS	/s/ TIFFANIE PILCHER
John C. R. Collis	Tiffanie Pilcher
(Subscribers)	(Witnesses)

SUBSCRIBED this 31ST day of July, 2001.

3

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 85

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF INGERSOLL-RAND COMPANY LIMITED

ORDER ON PETITION

UPON THE PETITION of the above named Company, Ingersoll-Rand Company Limited (the “Company”), whose registered office is Clarendon House, 2 Church Street, Hamilton HM11, in the Islands of Bermuda

AND UPON Ingersoll-Rand plc undertaking to be bound by the Scheme of Arrangement to be made between the Company and its holders of Common Shares and will execute such documents and do all such things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to the Scheme of Arrangement to be made between the Company and its holders of Common Shares

AND UPON HEARING Counsel for the Petitioner and Ingersoll-Rand plc

AND UPON READING the said Petition and the evidence

THIS COURT HEREBY SANCTIONS the Scheme of Arrangement to be made between the Company the Scheme Shareholders annexed hereto as Schedule 1

AND IT IS ORDERED that the Company do deliver and office copy of this Order to the Registrar of Companies

AND IT IS FURTHER ORDERED that the costs of this application be costs in the Petition.

DATED this 11th day of June, 2009

/s/ IAN KAWALEY
PUISNE JUDGE

SCHEDULE 1

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION (COMMERCIAL COURT)

2009: NO. 85

IN THE MATTER OF

INGERSOLL-RAND COMPANY LIMITED

and

IN THE MATTER OF SECTION 99 OF

THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT

between

INGERSOLL-RAND COMPANY LIMITED

and

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

Contents

Page

1.	Part 1—Preliminary	A-1

2.	Part 2—The Scheme	A-4

3.	Part 3—General	A-4

PART 1—PRELIMINARY

A.	DEFINITIONS

In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

“Allowed Proceeding”	Any proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

“Business Day”	Any day other than a day on which banks are required or permitted by law to be closed in New York City, New York, USA, Bermuda or Dublin, Ireland.

“Common Shares”	The Class A common shares in the capital of the Company of par value $1.00 per share.

“Companies Act”	The Companies Act 1981 (Bermuda).

“Company”	Ingersoll-Rand Company Limited, a Bermuda exempted limited liability company with registration number EC 30862.

“Conditions”	The conditions listed in clause 36.

“Court”	The Supreme Court of Bermuda.

“Court Meeting”	The meeting of the Class A common shareholders of the Company to be held pursuant to the directions of the Court to consider the Scheme.

“Effective Date”	The date on which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, at which time this Scheme shall become effective.

“IR-Ireland”	Ingersoll-Rand plc, a company incorporated under the laws of Ireland with its registered office at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland and with a registered number of 469272.

“NYSE”	The New York Stock Exchange.

“Person”	Any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust unincorporated organisation or government or any agency or political subdivision thereof or other entity.

“Proceeding”	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgement, enforcement of any security or enforcement of any letters of credit.

“Prohibited Proceeding”	Any proceeding against the Company or IR-Ireland or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

“Proxy Statement”	The Proxy Statement of the Company on Schedule 14A expected to be filed on or about 24 April 2009 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934 and in connection with the Scheme.

“Record Date”	The close of business (New York time) on 6 April 2009.

“Registrar”	The Registrar of Companies of Bermuda.

“Scheme”	This scheme of arrangement in its present form or with or subject to any modification or addition or condition which the Court may approve or impose.

“Scheme Consideration”	One IR-Ireland ordinary share to be issued and allotted by IR-Ireland in consideration for each whole Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder; plus (in respect of any fraction of a Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder) a cash payment for that fraction of a share determined by taking the average of the high and low trading prices of the Scheme Shares on the New York Stock Exchange on the Business Day immediately preceding the Effective Date of the Transaction.

“Scheme Shareholders”	The holders of Scheme Shares appearing on the Register of Members of the Company immediately prior to the Transaction Time.

“Scheme Shares”	All Common Shares of the Company in issue immediately prior to the Transaction Time.

“Transaction Time”	12:01 a.m. Eastern Time on the next trading day of the New York Stock Exchange immediately following the Effective Date or such other time as established in accordance with resolutions of the Board of Directors of the Company or any duly authorized committee thereof (provided that the Transaction Time shall not precede the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration).

“Transfer Agent”	The transfer agent of the Company.

“$”	United States dollars, the lawful currency of the United States of America.

B.	Interpretation

1.	In this Scheme, unless the context otherwise requires or otherwise expressly provides:

1.1.	References to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

1.2.	References to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

1.3.	References to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and any agreement, deed or document executed pursuant thereto;

1.4.	The singular includes the plural and vice versa and words importing one gender shall include all genders;

1.5.	Headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

1.6.	To the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

C.	The Company

2.	The Company was incorporated on 8 August 2001 in Bermuda under the Companies Act 1981 of Bermuda (under the name Ingersoll-Rand Company Limited) with an authorized share capital of $12,000 divided into 12,000 shares, par value $1.00 per share, and as of the Record Date had an authorized share capital of $1,175,000,000.00 divided into 1,175,000,000 Class A common shares, par value U.S. $1.00 per share, of which 371,136,112 shares had been issued (of which 52,020,439 shares were held as treasury shares), 575,000,000 Class B common shares, per value U.S. $1.00 per share of which 197,091,605 shares had been issued (all of which are held by direct and/or indirect wholly-owned subsidiaries of the Company), and 10,000,000 preferred shares, par value $0.001 per share, of which none had been issued.

3.	The Common Shares are listed on the NYSE.

D.	The Purpose of the Scheme

4.	The purpose of this Scheme is to effect the cancellation of each whole non-fractional issued Scheme Share and the issuance, in consideration thereof, of one issued, fully paid and non-assessable IR-Ireland ordinary share. The Scheme and the cancellation and issuance of shares will be effected in consecutive stages.

5.	First, IR-Ireland has already been formed as a subsidiary of the Company.

6.	Second, at the Transaction Time each fractional part of a Scheme Share will be cancelled and shall cease to exist. Each Scheme Shareholder holding a fractional part of a Scheme Share will be entitled to receive a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Scheme Share on the NYSE on the Business Day immediately prior to the Effective Date.

7.	Third, (a) at the Transaction Time, each whole non-fractional Scheme Share shall be cancelled and shall cease to exist; (b) as consideration for the issuance by IR-Ireland of new shares to Scheme Shareholders as described in clause (c) below, the Company will issue and allot to IR-Ireland a number of Common Shares that is equal to the number of IR-Ireland ordinary shares to be issued by IR-Ireland as described in clause (c) below; and (c) IR-Ireland shall issue and allot to each Scheme Shareholder, who previously held a whole non-fractional Scheme Share, one new IR-Ireland ordinary share as consideration for each whole Scheme Share previously held by such Scheme Shareholder.

8.	After the Scheme is carried out, the Company will be a direct and indirect wholly-owned subsidiary of IR-Ireland and the Scheme Shareholders (other than those Scheme Shareholders who previously held only a fractional part of a Common Share) will be shareholders of IR-Ireland holding an identical number of shares in IR-Ireland (except for the fractional parts that have been cancelled). For the avoidance of doubt, after the Scheme is carried out, the Company will hold a number of shares in IR-Ireland equal to the number of Scheme Shares which the Company held as treasury shares immediately prior to the Transaction Time. For U.S. federal income tax purposes, the exchange of the Scheme Shares for shares of IR-Ireland pursuant to this Scheme is intended to qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, which is undertaken pursuant to a single integrated plan.

9.	IR-Ireland has agreed to appear at the hearing of the petition to sanction this Scheme and undertakes to be bound by its terms and issue and allot the new fully paid IR-Ireland ordinary shares.

PART 2—THE SCHEME

Application and Effectiveness of the Scheme

10.	The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and be binding on all Scheme Shareholders.

Effect of this Scheme

11.	From the Effective Date all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in Part 2.

Cancellation and Issuance of Shares and Consideration

12.	Firstly, at the Transaction Time, the following shall occur:

12.1.	Any fractional part of a Scheme Share issued shall be cancelled and cease to exist;

12.2.	The Company will direct the Transfer Agent to pay (out of funds previously provided by the Company) to each Scheme Shareholder holding a fractional part of a Scheme Share a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Scheme Share on the NYSE on the Business Day immediately prior to the Effective Date;

13.	Secondly, and at the Transaction Time, the following shall occur:

13.1.	All issued whole non-fractional Scheme Shares shall be cancelled and shall cease to exist.

13.2.	In consideration for the issuance by IR-Ireland of new IR-Ireland shares to Scheme Shareholders as set forth in clause 13.3, the Company shall issue and allot a number of fully paid Common Shares to IR-Ireland that is equal to the number of IR-Ireland ordinary shares to be issued by IR-Ireland as set forth in clause 13.3.

13.3.	In consideration of each issued whole non-fractional Scheme Share cancelled and the Common Shares issued to IR-Ireland as set out above, IR-Ireland shall issue and allot to each of the Scheme Shareholders who previously held whole non-fractional Scheme Shares such number of IR-Ireland ordinary shares as is equal to the number of whole non-fractional Scheme Shares previously held by the Scheme Shareholder. For the avoidance of doubt, at the Transaction Time, IR-Ireland will issue to the Company a number of IR-Ireland ordinary shares that is equal to the number of Scheme Shares which the Company previously held as treasury shares.

PART 3—GENERAL

Identification of Shareholders Entitled to Notice of and to Vote at the Court Meeting

14.	The holders of Common Shares and the number of Common Shares that they hold for the purposes of voting at the Court Meeting shall be determined as those recorded on the Register of Members as at the Record Date; provided, however, that the Company shall not be entitled to vote any Common Shares which it holds as treasury shares.

Distributions

15.	At the Transaction Time, the Company will direct the Transfer Agent to hold the cash part of the Scheme Consideration in respect of any fractional part of a Scheme Share for the account of the relevant Scheme Shareholders. The Company shall procure payment by the Transfer Agent of the cash part of the Scheme Consideration to the relevant Scheme Shareholder promptly thereafter.

16.	At the Transaction Time, IR-Ireland shall issue and allot the IR-Ireland ordinary shares comprising part of the Scheme Consideration to the Scheme Shareholders.

Rights of Scheme Shareholders

17.	From the Effective Date, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. Upon the cancellation of the Scheme Shares the Register of Members shall be updated to reflect such cancellation.

Effective Date, Transaction Time and Notification to Scheme Shareholder

18.	Subject to the provisions of clauses 25, 26 and 36 below, this Scheme shall become binding and effective at the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, but the transactions contemplated by the Scheme shall not occur until the Transaction Time and in the order designated above.

19.	IR-Ireland shall give notification of this Scheme having become effective by issuing a press release and by furnishing or filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Stay of Prohibited Proceedings

20.	None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Date.

21.	A Scheme Shareholder may commence an Allowed Proceeding against the Company or IR-Ireland after the Transaction Time provided that it has first given the Company or IR-Ireland five Business Days’ prior notice in writing of its intention to do so.

Dividends

22.	All mandates and other instructions in force at the Effective Date in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall, immediately after the Transaction Time, be deemed to be valid as effective mandates or instructions in respect of the ordinary shares of IR-Ireland received in consideration of such Scheme Shares; provided, however, that nothing in this Scheme shall in any way affect the right (if any) of a shareholder of the Company to receive any dividend that has not been paid prior to the Transaction Time.

23.	The Company shall pay in full all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Court Meeting and the costs of obtaining the sanction of the Court and the costs of placing the notices required by this Scheme.

Existing Instruments of Transfer and Certificates

24.	As from the Transaction Time, all instruments of transfer and certificates validly existing at the Transaction Time in respect of a transfer or holding of any Scheme Shares shall cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of the Company to deliver up to the Company the certificates(s) in respect of its, his or her entire holding of Scheme Shares.

Amendment, Termination or Delay

25.	Subject to U.S. securities law constraints, this Scheme may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company at the Court Meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by shareholders of the Company without obtaining that approval. At the Court hearing to sanction this Scheme, the Court may impose such conditions as it deems appropriate in relation to this Scheme but may not impose any material changes without the joint consent of the Company and IR-Ireland. The Company may, subject to U.S. securities law constraints, consent to any modification of this Scheme on behalf of the shareholders which the Court may think fit to approve or impose.

26.	The Company may terminate this Scheme, or delay the effectiveness of this Scheme, at any time prior to its effectiveness without obtaining the approval of the shareholders of the Company, even though the Scheme may have been approved at the Court Meeting and sanctioned by the Court and all other Conditions may have been satisfied.

Notice

27.	Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 19 and 32 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post; to

27.1.	in the case of the Company to One Centennial Avenue, Piscataway, NJ 08855, Attention: Secretary;

27.2.	in the case of any Scheme Shareholder, its last known address according to the Company;

27.3.	in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to the Company, or by fax to its last known fax number according to the Company.

28.	Any notice or other written communication to be given under this Scheme shall be deemed to have been served in as provided in Bye-Law 29 of the Company Bye-Laws.

29.	In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

30.	Save in the case of the notice, written communications or documents required to be filed pursuant to clause 19, the accidental omission to send any notice, written communication or other document in accordance with clauses 27 to 28 above or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

31.	The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

32.	Any notice or other written communication that is required to be given to all or substantially all the Scheme Shareholders may (but is not required to) be made by furnishing or filing a Current Report on Form 8-K or other report or statement with the US Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

33.	When under any provision of this Scheme a matter is to be determined by the Company, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Governing Law and Jurisdiction

34.	At and with effect from the Effective Date, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Supreme Court of Bermuda, provided however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction between the Company and the Scheme Shareholders, whether contained in any contract or otherwise.

35.	The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme, the Effective Date and the Transaction Time

36.	The effectiveness of this Scheme and the occurrence of the Effective Date and the Transaction Time are each conditional upon the satisfaction or, if allowed by law, waiver of each of the following conditions:

36.1.	The Scheme is approved by the requisite vote of shareholders of the Company;

36.2.	The Scheme is sanctioned by the Court;

36.3.	There is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme or related transactions;

36.4.	The ordinary shares of IR-Ireland to be issued to Scheme Shareholders are authorized for listing on the NYSE, subject to official notice of issuance;

36.5.	All consents and governmental authorizations that are necessary, desirable, or appropriate in connection with the Scheme and related transactions, are obtained on terms acceptable to the Company and are in full force and effect;

36.6.	The Company receives an opinion from Simpson Thacher & Bartlett LLP, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under the section of the Proxy Statement entitled “Material Tax Considerations—U.S. Federal Income Tax Considerations”; and

36.7.	The Company receives an opinion from Arthur Cox, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under the section of the Proxy Statement entitled “Material Tax Considerations—Irish Income Tax Considerations.”

Expiry of the Scheme

37.	Unless the Effective Date shall have occurred on or before 31 December 2009 or such later date, if any, as the Company may agree and the Court may allow, this Scheme shall lapse.

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 85

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF INGERSOLL-RAND COMPANY LIMITED

ORDER ON PETITION

APPLEBY 22 Victoria Street Hamilton. Attorneys for the Applicant Ref: KB/AM 139797.1